Exhibit 10.3

MUTUAL RELEASE

This Mutual Release (the “Release”) is made and effective [DATE],

BETWEEN:	Wellington Capital Management Inc., (the "First Party") whose address is, Centerville House, 4th Floor, 2nd Terrace West, Nassau, Bahamas, a Bahamas corporation,

AND:	Tiger Renewable Energy Ltd., (the "Second Party") whose address is, Sino Favour Centre, 1 On Yip Street, Suite 1302, Chai Wan, Hong Kong, a Nevada Corporation,

RECITALS

NOW THEREFORE, in consideration of the terms and covenants of this agreement, and other valuable consideration, the parties agree as follows:

TERMS

1.
The undersigned hereby finally and irrevocably mutually release each other from all liability to each other, and settle all actions and causes of action against each other, for damages, loss or injury sustained by either of them, however arising, present and future, known and unknown at this time, relating to the Working Interest Purchase and Sale Agreement entered into by both parties on the 29th day of January, 2009 concerning the GP project, which was mutually terminated without penalty by both parties on 28th day of April, 2009 and the Convertible Note Agreement entered into both parties on the 2nd day of February, 2009 concerning a 8% Convertible Promissory Note in the amount of US$ 1,000,000, which was mutually terminated without penalty by both parties.

2.
If either party has instituted any legal proceedings against the other settled by this release, that party covenants to have them dismissed at that party's cost with express prejudice to bringing further proceedings against the other arising out of the same matter.

3.
It is agreed that neither party to this mutual release will make any claim or take any proceedings against any person who might claim over against or claim contribution or indemnity from the other party in connection with any matter for which this mutual release is given.

4.	It is understood and agreed that nothing in this mutual release is to be construed as an admission of liability in connection with any matter for which this mutual release is given.

5.	The provisions of this Agreement must be read as a whole and are not severable and/or separately enforceable by either party hereto.

Mutual Release	Page 1 of 2

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered as of the date first above written.

FIRST PARTY	SECOND PARTY

Authorized Signature	Authorized Signature

Print Name and Title	Print Name and Title

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